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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report:  May 6, 1998
                       (Date of earliest event reported)

                              LIDAK PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

            0-18734                                  33-0314804
     (Commission File Number)             (IRS Employer Identification No.)

            11077 North Torrey Pines Road, La Jolla, California 92037
               (Address of principal executive offices) (Zip code)

                                 (619) 558-0364
               (Registrants telephone number, including area code)



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Item 5.  OTHER EVENTS

     On April 30, 1998, Dr. Katz filed a complaint in the California State Superior Court in San Diego against the Company, Stuart A. Samuels, Sidney N. Towle, Jr., Helmer P.K. Agersborg, Jr., Dr. Gerald Yakatan and unnamed other parties. (The complaint is referred to, below, as the "Katz Complaint" and the related litigation is referred to as the "Katz/LIDAK Litigation".) Each of these individuals are currently directors of the Company and Dr. Yakatan also serves as Chief Executive Officer (CEO) and President of the Company. The Katz Complaint alleges, among other things, (1) that Dr. Katz was wrongfully excluded from discussions between directors in meetings of the Executive Committee of the Board of Directors and the Special Committee of the Board of Directors which was constituted to evaluate the HealthMed financing proposal, and (2) that there was
(a) no discussion at the full Board meetings at which Dr. Yakatan was appointed director in February 1998 and at which Dr. Katz was terminated and Dr. Yakatan was appointed as President and CEO in March 1998, and (b) no advance notice that such actions were to be considered by the directors at the board meetings in question. The Katz Complaint seeks declaratory relief that (1) the termination of Dr. Katz be declared null and void, (2) the election of Dr. Yakatan both as a director and as the President and CEO of the Company be declared null and void,
(3) the Settlement Agreement between the Company, HealthMed and others described in the Company's Form 8-K filed March 27, 1998 be declared null and void, (4) an accounting and repayment to Dr. Katz in excess of $1,500,000 allegedly advanced by Dr. Katz to the Company, (5) Dr. Katz be reinstated to five votes per share with respect to those shares of Class B Common Stock shares of Dr. Katz which Dr. Katz (a) sold to HealthMed Inc. ("HealthMed"), and (b) transferred into the voting trust in January 1998 described in Dr. Katz' Schedule 13-D dated January 12, 1998, as amended by Amendment No. 1 dated March 27, 1998, in the event that Dr. Katz is successful in rescinding such transaction pursuant to litigation currently filed by Dr. Katz against HealthMed, and (6) the termination of Dr. Katz (if the court holds such did occur) be declared to be "not for cause," that Dr. Katz be entitled to the previously agreed upon severance payments under his employment agreement, and that Dr. Katz not be obliged to sign a release pursuant to his employment contract in order to receive such severance pay. The Katz Complaint also seeks injunctive relief to prevent the termination of Dr. Katz' rights to exercise certain stock options which, by their terms, expire within a specified time period after his termination as an employee pending resolution of the issue of Dr. Katz' termination in March 1998. The Company believes that the claims in the Katz Complaint are without merit and intends to vigorously defend the litigation. Dr. Katz has additionally advised the Company that he intends to sue both William N. Jenkins and Kenneth E. Olson (both current directors of the Company) with identical causes of action but, to the Company's knowledge, no such complaint has been filed as of the date of this Report.

         SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        LIDAK PHARMACEUTICALS

Date:   May 6, 1998                     By: \s\Jeffery B. Weinress
                                           --------------------------------
                                           Jeffery B. Weinress
                                           Vice President & Chief Financial
                                           Officer